Exhibit 3.1
FIFTH AMENDED AND RESTATED BYLAWS
OF
GROUP 1 AUTOMOTIVE, INC.
(hereinafter called the “Corporation”)
May 13, 2025
Article I
OFFICES
Section 1. Principal Office. The principal office shall be established and maintained at the office of Capitol Services, Inc., in the City of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the resident agent of this Corporation in charge thereof.
Section 2. Other Offices. The Corporation may have other offices, either within or outside of the State of Delaware, at such place or places as the Board of Directors may from time to time designate or the business of the Corporation may require.
Article II
MEETINGS OF STOCKHOLDERS
Section 1. Place of Meetings. The annual meeting and all other meetings of the stockholders shall be held at such place within or outside the State of Delaware as shall be fixed by resolution of the Board of Directors and stated in the notice of such meeting or waiver thereof. In lieu of holding a meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication, or a combination of both means.
Section 2. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of other business shall be held in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) on such date and at such time as may be fixed by resolution of the Board of Directors.
Section 3. Voting. All matters submitted to the stockholders (other than the election of directors) shall be decided by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter, except as otherwise provided by the Certificate of Incorporation of the Corporation (as may be amended from time to time, the “Certificate of Incorporation”), these Bylaws or the DGCL.
Section 4. Quorum; Adjournment of Meetings. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than the announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. The chairman of the meeting shall have power to adjourn, postpone or recess the meeting at any time and for any reason, or without reason, whether or not there is a quorum, without notice other than announcement at the meeting. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, no notice of the time and place of an adjourned, postponed or recessed meeting need be given if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned, postponed or recessed meeting, are (1) announced at the meeting at which adjournment, postponement or recess is taken, (2) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (3) set forth in the notice of meeting given in accordance with Article II, Section 6 of these bylaws; provided, however, that if the adjournment or recess is for more than 30 days, a notice of the adjourned or recessed meeting shall be given to each stockholder of record entitled to vote at the meeting. At any such adjourned, postponed or recessed meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until the meeting is adjourned, postponed or recessed, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 5. Special Meetings. Special meetings of the stockholders for any purpose or purposes shall be called only upon a request in writing therefor, stating the purpose or purposes thereof, delivered to the Chairman of the Board, the President, or the Secretary, signed by a majority of the directors, or by resolution of the Board of Directors. No business other than that stated in the notice shall be transacted at any special meeting.

Section 6. Notice of Meetings. Notice, stating the place and time of any meeting of the stockholders of the Corporation and the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, and the general nature of the business to be considered, shall be given by the Secretary to each stockholder entitled to vote thereat, at such stockholder’s address as it appears on the stock transfer books of the Corporation, at least ten days but not more than 60 days before the meeting. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided by Sections 222 and 232 of the DGCL. Notice shall be deemed to have been given on the day and at the time of such mailing or transmission. Meetings may be held without notice if all stockholders entitled to vote are present (without being present for the purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened), or if notice is waived by those not present in accordance with Article V, Section 8 of these bylaws. The Board may, at any time prior to holding an annual or special meeting of stockholders, and for any reason, or without reason, cancel, reschedule or postpone any previously scheduled annual or special meeting.
Section 7. Notice of Stockholder Business and Nominations.
(A) Annual Meetings of Stockholders.
(1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders pursuant to (a) the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the annual meeting, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 7 and applicable law.
(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A) (1) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action under applicable law. To be timely with respect to any annual meeting of the Corporation, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the adjournment, recess, cancellation, rescheduling or postponement of an annual meeting or any announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this paragraph (A) (2) or paragraph (B) of this Section 7) to the Secretary of the Corporation must:
(a) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among each Proposing Person (as defined below), on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (iii) a written statement executed by the nominee acknowledging as a director of the Corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders, and (iv) a written statement of such person that such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors;
(b) with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement required by paragraph (A) (4) of this Section 7;

(c) set forth, as the Corporation may require any proposed nominee to furnish, any such additional information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee;
(d) as to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth a reasonably brief description of the business desired to be brought before the meeting, the text of the proposal (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of each Proposing Person a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person, persons or entity (including their names) in connection with the proposal of such business by such stockholder; and
(e) set forth, as to each Proposing Person, (i) the name and address of such Proposing Person (including, if applicable, the name and address as they appear on the Corporation’s books and records), (ii) the class or series, if any, and number of shares of the Corporation which are, directly or indirectly, owned beneficially by such Proposing Person, (iii) any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly, owned beneficially by such Proposing Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (iv) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such Proposing Person has a right to vote any shares of any security of the Corporation, (v) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a “short interest” in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (vi) any rights to dividends on the shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (vii) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (viii) any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such Proposing Person’s immediate family sharing the same household, (ix) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (x) a representation that the Proposing Person is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a holder of record of stock entitled to vote at such meeting through the date of the meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, (xi) a description of any material interest in such business of the Proposing Person on whose behalf the proposal is made, (xii) a summary of any material discussion regarding the business proposed to be brought before the meeting between such Proposing Person, on the one hand, and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names), on the other hand, and (xiii) a representation as to whether such Proposing Person intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act.
(3) Notwithstanding anything in the second sentence of paragraph (A) (2) of this Section 7 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 80 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement of the increased Board is first made by the Corporation.

(4) To be eligible to be a nominee for election or reelection as a director of the Corporation, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under paragraph (A) (2) of this Section 7 and applicable law) to the Secretary at the principal executive offices of the Corporation (a) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (the proposed nominee shall request such form from the Secretary of the Corporation, and the Secretary of the Corporation shall provide such form no later than ten days following such request) and (b) a written representation and agreement (the proposed nominee shall request such form from the Secretary of the Corporation and the Secretary of the Corporation shall provide such form no later than ten days following such request) that such person (i) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, (iii) would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and all applicable rules of the U.S. exchanges upon which the common stock of the Corporation is listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation, in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, (iv) consents to being named in a proxy statement relating to the applicable meeting as a nominee and intends to serve a full term if elected as a director of the Corporation and (v) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
(5) For purposes of these Bylaws, the term “Proposing Person” shall mean the stockholder providing the notice of nomination or any other business proposed to be brought before the meeting of stockholders, the beneficial owner or beneficial owners, if different, on whose behalf the notice of nomination or any other business proposed to be brought before the meeting is made, any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owners and any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert.
(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting by or at the direction of the Board of Directors or provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the special meeting, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A) (2) of this Section 7 with respect to any director nomination (including the completed and signed questionnaire and the written representation and agreement required by paragraph (A) (4) of this Section 7) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, recess, cancellation, rescheduling or postponement of a special meeting or the public announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(C) General.
(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 7 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

(2) Any Proposing Person directly or indirectly soliciting proxies for the election of directors must use a proxy card color other than white, which shall be reserved for exclusive use by the Corporation.
(3) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder or in a notice of meeting (or any supplement) pursuant to Article II, Section 6 of these Bylaws.
(4) In addition to the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to paragraph (A) (2) or paragraph (B) of this Section 7. Nothing in this Section 7 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or of the holders of any series of Preferred Stock to elect directors under specified circumstances.
(5) The Corporation may require any proposed nominee for director under this Section 7 to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. Unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 7 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 7, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(6) A stockholder providing notice of a nomination or proposal of other business to be brought before a meeting under this Section 7 shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 7 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment, recess, cancellation, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment, recess or postponement thereof) ).
(7) If a Proposing Person intends to solicit proxies in support of any director nominee other than the Corporation’s nominees, such Proposing Person shall, in addition to meeting the requirements of this Section 7:
(a) Deliver to the Corporation, no later than the earlier of the time provided in this Section 7 or the time provided in Rule 14a-19 promulgated under the Exchange Act, the notice and other information required in Rule 14a-19 promulgated under the Exchange Act; and
(b) Deliver to the Corporation, no later than five (5) business days prior to the applicable meeting of stockholders, reasonable evidence that it has met the requirements of Rule 14a-19 promulgated under the Exchange Act with respect to such nominees.
Unless otherwise required by law, if any Proposing Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a) promulgated under the Exchange Act or any other rules or regulations thereunder or fails to timely provide the evidence described in the preceding clause (b), then the Corporation shall disregard any proxies or votes solicited for the nominees of such Proposing Person.
Section 8. No Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be taken at an annual or special meeting of such stockholders and may not be taken by any consent in writing of such stockholders.

Section 9. Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint, or authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents, or representatives of the Corporation, to act at any meeting of the stockholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall have the duties prescribed by the DGCL.
Section 10. Meetings by Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held in a designated place or solely by means of remote communication, provided that the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including the opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings and if the stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Section 11. Conduct of Business. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting of any meeting of stockholders shall have the right and authority to convene and (whether or not a quorum is present and for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: the establishment of an agenda or order of business for the meeting; regulating the opening and closing of polls for balloting and matters that are to be voted on by ballot; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and restrictions on the use of photographic, audio or video recording devices (including cellphones) at the meeting. The chairman of the meeting at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman of the meeting should so determine, such chairman of the meeting shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Article III
DIRECTORS
Section 1. Number and Term. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specific circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then serving on the Board of Directors (including for this purpose in such total any vacancies), but in no event shall the number of directors be fixed at less than three.

Except as otherwise required by law or required or permitted by the Certificate of Incorporation of the Corporation or these Bylaws, the directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock, shall be elected at the annual meeting of stockholders, and each director so elected shall serve until the next annual meeting of stockholders and until such directors’ successor is duly elected and qualified or until such directors’ earlier death, resignation or removal. All directors shall be elected by a majority of votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present, provided, however, that if the number of nominees exceeds the number of directors to be elected, then the directors shall be elected by a plurality of the votes cast. For purposes of this Article III, Section 1, a majority of the votes cast means that the number of shares voted “for” a nominee must exceed the number of shares voted “against” that nominee. Unless the director election standard is a plurality, if an incumbent director is not elected by a majority of the votes cast, the incumbent director shall tender his or her resignation to the Board of Directors for consideration following the certification of the election results. The Nominating/Governance Committee shall consider the resignation and make a recommendation to the Board of Directors on whether to accept or reject the director’s resignation or whether other action should be taken. The Board shall then consider each tendered resignation and act on each, taking into account its fiduciary duties to the Corporation and the stockholders. Within 90 days from the date of the certification of the election results, the Corporation shall publicly disclose the decision of the Board of Directors, and, if applicable, the Board’s reasons for rejecting a tendered resignation. An incumbent director who tenders his or her resignation for consideration shall not participate in the Nominating/Governance Committee’s recommendation or the Board of Directors’ decision, or any deliberations related thereto. If a director’s resignation is accepted by the Board of Directors pursuant to this Article III, Section 1, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Article III, Section 3, or may decrease the size of the Board of Directors pursuant to this Article III, Section 1.
The election of directors by the stockholders shall be by written ballot if directed by the chairman of the meeting or if the number of nominees exceeds the number of directors to be elected.
Section 2. Resignation. Any member of the Board of Directors or of any committee thereof may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.
Section 3. Vacancies. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock to elect directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum of the Board of Directors. For the avoidance of doubt, stockholders may not fill vacancies under any circumstances. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders and until such directors’ successors shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.
Section 4. Removal. Except as otherwise provided by the Certificate of Incorporation or applicable law, and subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock to elect directors under specific circumstances, any director may be removed from office at a meeting of stockholders, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class.
Section 5. Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by applicable law, by the Certificate of Incorporation of the Corporation, or by these Bylaws conferred upon or reserved to the stockholders.

Section 6. Committees. The Board of Directors may by resolution or resolutions, passed by a majority of the Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation which, to the extent provided in said resolution or resolutions or in these Bylaws and permitted by applicable law, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the regular members of each committee, the Board may designate one or more alternate members who may replace any absent or disqualified member at any meeting of the committee. In the event of the absence or disqualification of any member of such committee, or committees, at a time when the Board is not in session, the members of the committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. The chairman of each such committee, unless otherwise provided by the Board of Directors in such resolution or resolutions designating such committee, shall be elected by a majority of the members of each such committee and whenever any change shall be made in the membership of any such committee, a new chairman shall be elected in the same manner. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.
Section 7. Meetings. After each annual meeting of stockholders, the newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after such annual meeting of the stockholders, or the time and place of such meeting may be fixed by consent in writing of all the directors. No notice need be given for such meeting unless the meeting is not held at the location of the annual meeting of stockholders.
Regular meetings of the directors may be held without notice at such places, if any, and times as shall be determined from time to time by the Board of Directors.
Special meetings of the Board may be called by the Chairman of the Board, by the President, or by the Secretary on the written request of the Chairman of the Board or directors constituting a majority of the Board upon notice to each director and shall be held at such places, if any, and time as shall be determined by the directors, or as shall be stated in the call of the meeting. Notice thereof shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, or by telephone, including voice messaging system, or by electronic transmission on twenty-four (24) hours’ notice or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
Members of the Board of Directors or any committee designated by such Board may, with the consent of the Chairman of the Board or the President, participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board or committee, as the case may be, consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board or committee.
Section 8. Quorum. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn or recess the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned or recessed.
Section 9. Compensation. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board a fixed annual fee and a fixed fee for attendance at each meeting of the Board or any committee thereof shall be established. In addition, a fixed annual or other fee may be paid for specified services to the Board, including service as chairman of a committee of the Board. Expenses of attendance at any such meeting may be reimbursed. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, whether as an officer, agent or otherwise, and receiving compensation therefor.
Article IV
OFFICERS
Section 1. Officers. The officers of the Corporation shall consist of a Chief Executive Officer, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a President, one or more Chief Operating Officers, one or more Vice Presidents (one or more of whom may be designated Executive or Senior Vice President), one or more Assistant Secretaries, and one or more Assistant Treasurers. The Board of Directors may designate the Chairman of the Board as executive Chairman of the Board, in which case such person shall be an officer of the Corporation. Except as may otherwise be provided in the resolution of the Board of Directors choosing him or her, no officer need be a director. Except as may be limited by law, any number of offices may be held by the same person, as the directors may determine.

Unless otherwise provided for in the resolution choosing him or her, each officer shall be chosen for a term that shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor shall have been chosen and qualified.
All officers of the Corporation shall have authority and perform such duties as shall be prescribed in the Bylaws or in the resolutions of the Board of Directors designating and choosing such officers and shall have such additional authority and duties as are incident to their office except to the extent that the Bylaws or such resolutions may be inconsistent therewith. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.
Section 2. The Chairman of the Board. The Board of Directors shall elect a Chairman of the Board from the members of the Board of Directors. The Board of Directors shall designate whether such Chairman of the Board is either a non-executive Chairman of the Board, or an executive Chairman of the Board. Subject to the control vested in the Board of Directors by statute, by the Certificate of Incorporation, or by these Bylaws, the Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors as the “chairman of the meeting”, unless the Board of Directors appoints another chairman of the meeting; and in general, shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors. References in these Bylaws to “Chairman of the Board” shall mean non-executive Chairman of the Board or executive Chairman of the Board, as designated by the Board of Directors.
Section 3. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Chief Executive Officer may appoint key executives to the position of staff vice president. Such staff vice presidents shall not be corporate officers and shall exercise such powers and perform such duties as are assigned to them by the Chief Executive Officer or the President, if any, or by any other officer of the Corporation designated for such purpose by the Chief Executive Officer or President.
Article V
MISCELLANEOUS
Section 1. Certificates of Stock. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under the DGCL, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the stockholder, affixed with the seal of the Corporation, signed by the Chairman of the Board of Directors, the President or any Vice President, and the Treasurer or any Assistant Treasurer, or Secretary or an Assistant Secretary. When such certificates are signed by either a transfer agent other than the Corporation or its employee or a registrar other than the Corporation or its employee, the signatures of such officers of the Corporation may be facsimiles.
Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the DGCL, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s articles of incorporation, these Bylaws, any agreement among stockholders or any agreement between stockholders and the Corporation.
Section 2. Lost Certificates. A new certificate or certificates of stock or evidence of the issuance of uncertificated shares may be issued in the place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond, in such sum as they may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of any such new certificate or evidence of uncertificated shares.
Section 3. Transfer of Shares. Upon surrender to the Corporation of a certificate for shares, properly endorsed, or evidence of the issuance of uncertificated shares, the Corporation shall, subject to applicable law, issue a new certificate or evidence of the issuance of uncertificated shares to the transferee, cancel any old certificate, and record the transaction on the Corporation’s books. The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim thereto on the part of any other person.
Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or of certificated shares shall be made to the person entitled thereto, and the transaction shall be recorded upon the Corporation’s books. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

Section 4. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates of stock or uncertificated shares of stock of the Corporation.
Section 5. Record Date. The Board of Directors may fix in advance a date, not more than 60 days nor less than 10 days preceding any action, including, without limitation, the date of the payment of any dividend or the date of the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any meeting of stockholders with respect thereto, or entitled to receive payment of any such dividend or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or for the purpose of any lawful action, and in such case such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, or to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.
Section 6. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends upon the capital stock of the Corporation. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund for meeting contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.
Section 7. Seal. The corporation seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 8. Waiver of Notice. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these Bylaws, waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
Section 9. Electronic Transmissions. For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, which creates a record that may be retained, retrieved, and reviewed by a recipient, and that may be directly reproduced in paper form by such recipient through an automated process.
Section 10. Severability. Whenever possible, each provision or portion of any provision of these Bylaws will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of these Bylaws is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such provision or portion of any provision shall be severable and the invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and these Bylaws will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
Article VI
AMENDMENTS
These Bylaws may be altered or repealed and new Bylaws may be adopted at any annual or special meeting of stockholders if notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws be contained in the notice of such annual or special meeting by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, voting together as a single class or by the affirmative vote of a majority of the members present at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, without any action on the part of the stockholders.

Article VII
FORUM FOR ADJUDICATION OF DISPUTES
Unless a majority of the Board of Directors, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Corporation, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws or any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants.
Unless a majority of the Board of Directors, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum, the federal district court for the District of Delaware (or if such court does not have jurisdiction, another federal district court of the United States) shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, against any person in connection with any offering of the Corporation’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant.
If any action, the subject matter of which is within the scope of the two immediately preceding paragraphs, is filed in a court other than a court specified therein (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts as specified in such paragraphs in connection with any action brought in any such court to enforce the two immediately preceding paragraphs (an “Enforcement Action”) and having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII.